Brian P. Kemp Secretary of State	OFFICE OF SECRETARY OF STATE CORPORATIONS DIVISION 237 Coliseum Drive Macon, Georgia 31217-3858 (404) 656-2817 sos.georgia.gov/corporations

Articles of Amendment

of Articles of Incorporation

Article One

The name of the corporation is:

Roberts Realty Investors, Inc.

Article Two

The corporation hereby adopts the following amendment to change the name of the corporation. The new name of the corporation is:

ACRE Realty Investors Inc.

Article Three

The amendment was duly adopted by the following method (choose one statement only):

☐	The amendment was adopted by the incorporators prior to the issuance of shares.

☐	The amendment was adopted by a sufficient vote of the shareholders.

☑	The amendment was adopted by the board of directors without shareholder action as shareholder action was not required.

Article Four

The date of the adoption of the amendment was:	January 30, 2015.

Article Five

The undersigned does hereby certify that a request for publication of a notice of the filing of articles of amendment to change the corporation’s name along with the publication fee of $40.00 has been forwarded to the legal organ of the county of the registered office as required by O.C.G.A. §14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on	January 30, 2015.
(Date)

/s/ Edward Gellert
Signature

Edward Gellert, President and Chief Executive Officer
Print Name

Capacity (choose one option only): ☐  Chairperson   ☑  Officer   ☐  Court-Appointed Fiduciary   ☐  Attorney In Fact

Email Address:

Form CD 100

(Rev. 9/2014)